EXHIBIT 5

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

100 NORTH TAMPA STREET, SUITE 2700

TAMPA, FL 33602-5810

P.O. BOX 3391

TAMPA, FL 33601-3391

813.229.2300 TEL

813.221.4210 FAX

www.foley.com

WRITER’S DIRECT LINE

813.225.4126

mtraber@foley.com EMAIL

CLIENT/MATTER NUMBER

044473/0113

September 26, 2006

InterSearch Group, Inc.

222 Kearny Street, Suite 550

San Francisco, CA 94108

Re:	Registration Statement on Form S-8 Relating to the InterSearch Group, Inc.
2004 Equity Incentive Plan and 2005 Equity Incentive Plan

Ladies & Gentlemen:

We have acted as counsel for InterSearch Group, Inc., a Florida corporation (the “Registrant”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of the Registrant’s Common Stock, $.001 par value per share (the “Common Stock”), which may be issued or acquired pursuant to the 2004 Equity Incentive Plan or the 2005 Equity Incentive Plan (the “Plans”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 2,465,999 shares of Common Stock issuable pursuant to the Plans are referred to herein as the “Shares.”

We have examined and are familiar with the Amended and Restated Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Florida, Amended and Restated Bylaws of the Registrant, proceedings of the Board of Directors of the Registrant in connection with the adoption of the Plans, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

FOLEY & LARDNER

By:	/s/ Martin A. Traber
MARTIN A. TRABER

MAT/mtv